EXHIBIT 99.2

                          DIRECTOR SEPARATION AGREEMENT


November 7, 2006



F. Gardner Parker
3601 Piping Rock
Houston, Texas 77027

Re:  Director Separation Agreement

Dear Mr. Parker:

In connection with your resignation from the Board of Directors of Blue Dolphin Energy Company (the "Company"), the Board has agreed to your request to be paid director compensation as if you had continued to be a member of the Board through May 15, 2007, the estimated date of the Company's next Annual Stockholders' Meeting. Based on such an arrangement, you would have received three payments of $3,000 each in connection with meetings on November 15, 2006, February 15, 2007 and May 15, 2007.

In order to reduce the future administrative burden of these payments, a check in the amount of $9,000, which represents the total of the future payments, will be mailed to you within 10 days of the effective date of your resignation.

With kind regards,


/s/ IVAR SIEM
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Ivar Siem
Chairman and CEO

IS/jmh

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                            ACKNOWLEDGMENT OF RECEIPT

I hereby acknowledge receipt of the Company's letter dated November 7, 2006 regarding the Director Separation Agreement.

/s/ F GARDNER PARKER                         11/14/06
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Signature                                    Date